CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 106 to the registration statement on Form N-1A (File No. 2-10816) (“Registration Statement”) of our report dated September 13, 2013, relating to the financial statements and financial highlights of George Putnam Balanced Fund, which appear in such Registration Statement. We also consent to the references to us under the headings "Financial highlights" and "Auditors and Financial Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
November 22, 2013